Exhibit 99.1

Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7103
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE SECOND QUARTER OF FISCAL 2016,
SEGMENT REPORTING CHANGES AND UPDATED
FISCAL 2016 REVENUE AND ADJUSTED EBITDA GUIDANCE

Melville, New York – March 10, 2016 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three and six months ended January 31, 2016.

Net sales for the three months ended January 31, 2016 were $70.3 million compared to $81.8 million for the three months ended January 31, 2015. Net sales for the six months ended January 31, 2016 were $134.4 million compared to $158.2 million for the six months ended January 31, 2015. The three- and six-month period-over-period decreases reflect lower net sales in the Company's telecommunications transmission segment, partially offset by higher net sales in its RF microwave amplifier and mobile data communications segments.

GAAP net income was $2.5 million, or $0.15 per diluted share, for the three months ended January 31, 2016 as compared to $7.6 million, or $0.46 per diluted share, for the three months ended January 31, 2015. Excluding $2.3 million of pre-tax expenses related primarily to the Company's acquisition of TeleCommunication Systems, Inc. ("TCS"), which closed on February 23, 2016, diluted EPS would have been $0.25. GAAP net income was $3.9 million, or $0.24 per diluted share, for the six months ended January 31, 2016 as compared to $12.8 million, or $0.78 per diluted share, for the six months ended January 31, 2015. Excluding $3.7 million of pre-tax expenses related primarily to the Company's acquisition of TCS that were incurred during the six months ended January 31, 2016, diluted EPS would have been $0.39.

The Company also reported that, in light of ongoing difficult business conditions, its legacy business (which excludes the TCS operations) is not expected to achieve the same level of annual revenues or Adjusted EBITDA in fiscal 2016 that it achieved in fiscal 2015. However, the Company is raising its fiscal 2016 revenue guidance from a prior range of $300.0 million to $310.0 million to a new range of $435.0 million to $445.0 million. Additionally, the Company expects that its fiscal 2016 Adjusted EBITDA (a Non-GAAP financial measure defined in the below table) will range from $52.0 million to $55.0 million, an increase from its prior fiscal 2016 Adjusted EBITDA guidance, which anticipated Adjusted EBITDA in the range of $50.0 million to $54.0 million. The Company’s new revenue and Adjusted EBITDA guidance includes anticipated results of the TCS operations from February 23, 2016 to July 31, 2016. Although the TCS acquisition will result in some duplicate spending and inefficiencies that will suppress fiscal 2016 Adjusted EBITDA, the Company is on track to deliver an annual run-rate of cost synergies of at least $8.0 million by the end of its fiscal 2016. The Company believes revenues and Adjusted EBITDA for fiscal 2017 will be significantly higher than its fiscal 2016 updated guidance.

Given that the TCS acquisition closed on February 23, 2016, it is not yet practicable to provide diluted earnings per share guidance as the Company continues to perform an analysis and assessment of the fair values of assets acquired and liabilities assumed as well as the accounting treatment related to expected transaction and merger related expenditures.

In commenting on the Company's performance and fiscal 2016 business outlook, Dr. Stanton Sloane, President and Chief Executive Officer, stated, “Despite extremely challenging market conditions and our efforts associated with acquiring and planning for the integration of TCS, I am pleased with our second quarter results. We generated significant cash flows from our operating activities and did not take our eye off the ball. We believe our business is at a turning point and the future will be brighter. The TCS acquisition was a significant step in our strategy of entering complementary markets and expanding our domestic and international commercial offerings.”

In connection with the TCS acquisition, and beginning with its third quarter of fiscal 2016, the Company has reorganized its business into two operating segments: commercial solutions and government solutions. The Company’s commercial solutions segment serves commercial customers (including smaller governments such as state and local governments) which require advanced technologies to meet their needs. The Company’s government solutions segment serves large government end-users (including those of foreign countries) which require mission critical technologies and systems.

Selected Fiscal 2016 Second Quarter Financial Metrics and Other Items

•
The Company continues to evaluate the impact of the TCS acquisition on its Business Outlook for Fiscal 2016, including finalizing required purchase accounting and fair-value estimates of assets and liabilities. This evaluation is expected to be largely complete by March 31, 2016 after which time the Company intends to host an earnings conference call to discuss its Business Outlook and the TCS acquisition in more detail. The exact date and timing of this conference call will be provided in a future announcement.

•
The Company notes that its fiscal 2016 updated financial guidance reflects only five months of TCS operations as a result of the closing of the TCS transaction on February 23, 2016. Comtech’s third quarter of fiscal 2016 will reflect approximately two months of operations while its fourth quarter will reflect a full three months of operations. At the same time, Comtech’s second half of fiscal 2016, particularly its third quarter, will reflect significant transaction and merger related expenses. The total amount of transaction and merger related expenditures is expected to approximate $48.0 million which includes significant amounts for: (i) change-in-control payments, (ii) severance, (iii) costs associated with establishing a new $400.0 million credit facility (the "New Credit Facility") and (iv) professional fees for financial and legal advisors for both Comtech and TCS.

•
The Company's anticipated revenues and Adjusted EBITDA in fiscal 2017 will include a full twelve months of TCS operations and is expected to be significantly higher than the amounts anticipated in fiscal 2016. On a pro-forma basis, the combined companies would have had revenues of approximately $643.5 million and Adjusted EBITDA of $80.4 million based on the unaudited last trailing twelve month results for Comtech and unaudited calendar year 2015 results for TCS.

•
The Company is on track to deliver meaningful cost synergies, which are expected to approximate an annual run-rate of $8.0 million over the next several quarters, with $12.0 million of synergies in the second year after completing the acquisition. Synergies are expected to be achieved by reductions in duplicate public company costs, reduced spending on maintaining multiple information technology systems and obtaining increased operating efficiencies throughout the combined company.

•
As of January 31, 2016, the Company had $163.5 million of cash and cash equivalents before payment of its quarterly dividend of $4.8 million on February 17, 2016 and before completion of the TCS acquisition. The TCS acquisition has a preliminary aggregate purchase price for accounting purposes of approximately $340.4 million (also referred to as the transaction equity value). As of February 23, 2016, the date the Company closed the acquisition, based on unaudited financial information, TCS had $61.4 million of cash and cash equivalents and debt (including accrued interest) of approximately $144.1 million. As such, the transaction had an enterprise value of approximately $423.2 million. The Company has funded and expects to fully fund the acquisition (including $48.0 million of transaction and merger related expenditures) and to repay the large majority of TCS's debt by redeploying a significant amount of its combined cash and cash equivalents, with the remaining funds coming from its New Credit Facility. On the closing date, the Company, on a pro-forma combined basis, assuming all transaction costs and TCS's outstanding debt were paid or assumed, had more than $50.0 million of cash and cash equivalents and outstanding debt of approximately $361.6 million.

•
The Company's effective tax rate for both the three and six months ended January 31, 2016 reflects a discrete tax benefit of approximately $0.3 million, primarily related to the passage of legislation that included the retroactive, permanent extension of the federal research and experimentation credit from December 31, 2014.

•
Adjusted EBITDA was $9.3 million and $16.8 million for the three and six months ended January 31, 2016 as compared to $14.9 million and $28.2 million for the three and six months ended January 31, 2015.

•
Backlog as of January 31, 2016 was $92.6 million compared to $107.9 million as of October 31, 2015. Total bookings for the three and six months ended January 31, 2016 were $55.0 million and $109.3 million compared to $61.9 million and $154.2 million for the three and six months ended January 31, 2015.

Additional information about the Company’s updated fiscal 2016 financial guidance is included in the Company’s second quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

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About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a leader in most of the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the possibility that the expected synergies from the acquisition of TeleCommunication Systems, Inc. ("TCS") will not be fully realized, or will not be realized within the anticipated time period; the risk that Comtech’s and TCS’s businesses will not be integrated successfully; the possibility of disruption from the merger, making it more difficult to maintain business and operational relationships or retain key personnel; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings, customer claims for indemnification, and other similar matters; risks associated with Comtech’s obligations under its revolving credit facility and acquisition debt; risks associated with the Company's large contracts; and other factors described in this and the Company's other filings with the Securities and Exchange Commission (“SEC”).

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2016	2015	2016	2015

Net sales	$70,323,000	81,802,000	134,440,000	158,193,000
Cost of sales	40,885,000	43,927,000	76,800,000	84,993,000
Gross profit	29,438,000	37,875,000	57,640,000	73,200,000

Expenses:
Selling, general and administrative	15,053,000	16,026,000	30,379,000	31,552,000
Research and development	7,663,000	9,666,000	15,603,000	19,685,000
Acquisition plan expenses	2,337,000	—	3,729,000	—
Amortization of intangibles	1,196,000	1,560,000	2,572,000	3,121,000
	26,249,000	27,252,000	52,283,000	54,358,000

Operating income	3,189,000	10,623,000	5,357,000	18,842,000

Other expenses (income):
Interest expense	73,000	69,000	148,000	334,000
Interest income and other	(110,000)	(90,000)	(222,000)	(174,000)

Income before provision for income taxes	3,226,000	10,644,000	5,431,000	18,682,000
Provision for income taxes	750,000	3,059,000	1,516,000	5,872,000

Net income	$2,476,000	7,585,000	3,915,000	12,810,000

Net income per share:
Basic	$0.15	0.47	0.24	0.79
Diluted	$0.15	0.46	0.24	0.78

Weighted average number of common shares outstanding – basic	16,186,000	16,241,000	16,178,000	16,229,000

Weighted average number of common and common equivalent shares outstanding – diluted	16,205,000	16,505,000	16,201,000	16,510,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.30	0.30	0.60	0.60

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	January 31, 2016	July 31, 2015

Assets
Current assets:
Cash and cash equivalents	$163,466,000	150,953,000
Accounts receivable, net	53,749,000	69,255,000
Inventories, net	58,424,000	62,068,000
Prepaid expenses and other current assets	5,940,000	7,396,000
Deferred tax asset, net	—	11,084,000
Total current assets	281,579,000	300,756,000

Property, plant and equipment, net	13,839,000	15,370,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	17,437,000	20,009,000
Deferred tax asset, net, non-current	10,512,000	—
Deferred financing costs, net	759,000	—
Other assets, net	690,000	388,000
Total assets	$462,170,000	473,877,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,270,000	15,708,000
Accrued expenses and other current liabilities	30,579,000	29,470,000
Dividends payable	4,848,000	4,839,000
Customer advances and deposits	6,268,000	14,320,000
Total current liabilities	59,965,000	64,337,000

Other liabilities	2,864,000	3,633,000
Income taxes payable	1,469,000	1,573,000
Deferred tax liability, net	—	2,925,000
Total liabilities	64,298,000	72,468,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 31,195,457 shares and 31,165,401 shares at January 31, 2016 and July 31, 2015, respectively	3,120,000	3,117,000
Additional paid-in capital	429,361,000	427,083,000
Retained earnings	407,240,000	413,058,000
	839,721,000	843,258,000
Less:
Treasury stock, at cost (15,033,317 shares at January 31, 2016 and July 31, 2015)	(441,849,000)	(441,849,000)
Total stockholders’ equity	397,872,000	401,409,000
Total liabilities and stockholders’ equity	$462,170,000	473,877,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2016	2015	2016	2015

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$2,476,000	7,585,000	3,915,000	12,810,000
Income taxes	750,000	3,059,000	1,516,000	5,872,000
Net interest (income) expense and other	(37,000)	(21,000)	(74,000)	160,000
Amortization of stock-based compensation	1,074,000	1,061,000	2,125,000	2,398,000
Depreciation and other amortization	2,662,000	3,182,000	5,568,000	6,351,000
Acquisition plan expenses	2,337,000	—	3,729,000	—
Strategic alternatives analysis expenses	—	—	—	585,000
Adjusted EBITDA	$9,262,000	14,866,000	16,779,000	28,176,000

	Twelve months ended
	January 31, 2016	December 31, 2015	Pro forma
	Comtech	TCS	Combined
Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$14,350,000	4,253,000	$18,603,000
Income taxes	6,402,000	1,791,000	8,193,000
Net interest (income) expense and other	(160,000)	7,948,000	7,788,000
Amortization of stock-based compensation	4,090,000	5,040,000	9,130,000
Depreciation and other amortization	11,953,000	15,939,000	27,892,000
Acquisition plan expenses	3,729,000	—	3,729,000
Strategic alternatives analysis expenses and other	—	5,029,000	5,029,000
Adjusted EBITDA	$40,364,000	40,000,000	$80,364,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles (including capitalized software by TCS), amortization of stock-based compensation, acquisition plan expenses and strategic alternatives analysis expenses. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company's operating results. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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